UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2019

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

(480) 333-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On August 9, 2019, Insight Enterprises, Inc. (the “Company” or “Insight”) entered into Amendment No. 3 to Fourth Amended and Restated Credit Agreement (the “Revolving Credit Facility Amendment”) with certain of Insight’s foreign subsidiaries as additional borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, to amend the Fourth Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended prior to August 9, 2019, the “Revolving Credit Facility”). The Revolving Credit Facility Amendment, among other things, allows the Company to enter into equity derivative transactions in connection with issuance of its convertible debt securities to provide for an effectively higher conversion premium.

The foregoing description of the Revolving Credit Facility Amendment is not complete and is qualified in its entirety by reference to the Revolving Credit Facility Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Capitalized terms used herein but not otherwise defined herein have the meaning ascribed thereto in the Revolving Credit Facility (as amended by the Revolving Credit Facility Amendment).

Amendment to Channel Finance Facility

Also on August 9, 2019, Insight entered into the Fourth Amendment to Second Amended and Restated Credit Agreement and Reaffirmation Agreement (the “Channel Finance Facility Amendment”) with the guarantors party thereto, Wells Fargo Capital Finance, LLC as administrative agent, collateral agent and syndication agent, the resellers party thereto and the lenders party thereto, to amend the Second Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended prior to August 9, 2019, the “Channel Finance Facility Agreement”). The Channel Finance Facility Amendment, among other things, allows the Company to enter into equity derivative transactions in connection with issuance of its convertible debt securities to provide for an effectively higher conversion premium.

The foregoing description of the Channel Finance Facility Amendment is not complete and is qualified in its entirety by reference to the Channel Finance Facility Amendment, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference. Capitalized terms used herein but not otherwise defined herein have the meaning ascribed thereto in the Channel Finance Facility Agreement (as amended by the Channel Finance Facility Amendment).

Amendment to Commitment Letter

Also on August 12, 2019, Insight Entered into a Letter Agreement (the “Letter Agreement”) with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Bank of America, N.A., to amend the Commitment Letter, dated as of June 23, 2019 (the “Commitment Letter”). The Letter Agreement, among other things, confirms that the maturity date of the Company’s contemplated convertible debt securities would be permitted under the new senior secured asset-based revolving credit facility the Company intends to enter into with JPMorgan Chase Bank, N.A., as agent, in connection with the acquisition agreement entered into among the Company, PCM, Inc. and TROJAN Acquisition Corp.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference. Capitalized terms used herein but not otherwise defined herein have the meaning ascribed thereto in the Commitment Letter (as amended by the Letter Agreement).

Item 9.01.Financial Statements and Exhibits.

Exhibit Number	Description

10.1

Amendment No. 3 to the Fourth Amended and Restated Credit Agreement, dated as of August 9, 2019, by and among Insight Enterprises, Inc. Insight Direct (UK), Ltd. And Insight Enterprises B.V., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

10.2

Amendment No. 4 to the Second Amended and Restated Credit Agreement and Reaffirmation Agreement, dated as of August 9, 2019, by and among Calence, LLC, Insight Direct USA, Inc. and Insight Public Sector, Inc., as Resellers, the guarantors party thereto, Wells Fargo Capital Finance, LLC, as administrative agent, syndication agent, and collateral agent, and the lenders party thereto.

10.3	Letter Agreement to the Commitment Letter, dated as of August 12, 2019, by and among Insight Enterprises, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: August 12, 2019	By:	/s/ Glynis A. Bryan
Glynis A. Bryan
Chief Financial Officer